Exhibit 31.1

CHIEF EXECUTIVE OFFICER’S 302 CERTIFICATION

I, Brian J. Roney, certify that:

1. I have reviewed this Annual Report on Form 10-K of Conifer Holdings, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 29, 2025

/s/ Brian J. Roney
Brian J. Roney
Chief Executive Officer (principal executive officer)